Exhibit 3.28

ARTICLES OF INCORPORATION

OF

HOLLAND MOTOR EXPRESS, INC.

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, known as the Michigan General Corporation Act, as follows:

ARTICLE I

The name of this corporation is HOLLAND MOTOR EXPRESS, INC.

ARTICLE II

The purpose or purposes of this corporation are as follows:

Engaging in and carrying on the business of trucking, draying, moving, of goods, wares, merchandise, household goods, and other commodities, mail, express, and such other business as may be connected therewith or incidental thereto; (In general to carry on any business in connection therewith, and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan).

ARTICLE III

Location of the corporation is Holland, in the County of Ottawa, State of Michigan.

Post Office address of registered office in Michigan is Holland, Michigan.

ARTICLE IV

The total authorized capital stock is: (1) Preferred: no shares; Par Value $             per share; Common 2000 shares; Par Value $10.00 per share; and/or shares of (2) Preferred              no par value; Book Value $             per share; Common              no par value; Price Fixed for Sale $             per share.

(3) The following is a description of each class of stock of the corporation with the voting powers, preferences and rights and qualifications, limitations or restrictions thereof;

All stock of one class, with no preferences, qualifications, limitations or restrictions.

The amount of paid in capital with which this corporation will begin business is $12,000.00. (This must not be lower than $1,000.00)

ARTICLE V

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows:

Names	Residence or Business Address	Number of Shares Common
John Cooper	230 W. 18th St., Holland, Michigan	400
Katherine Cooper	230 W. 18th St., Holland, Michigan	400
Charles Lautenbach	111 E. 18th St., Holland, Michigan	400

ARTICLE VI

The names and addresses of the First Board of Directors are as follows:

Names	Address
John Cooper	230 W. 18th St., Holland, Michigan
Katherine Cooper	230 W. 18th St., Holland, Michigan
Charles Lautenbach	111 E. 18th St., Holland, Michigan

ARTICLE VII

The term of this corporation is fixed at thirty years.

IN WITNESS WHEREOF the incorporators have signed these Articles of Incorporation this 26th day of May, 1933.

/s/ John Cooper

/s/ Katherine Cooper

/s/ Charles Lautenbach

STATE OF MICHIGAN	}
} ss.
COUNTY OF OTTAWA	}

On this 26th day of May A.D., 1933 before me, a U.S. Commissioner, personally appeared John Cooper, Katherine Cooper and Charles Lautenbach, known to me to be the persons named in, and who executed the foregoing instrument, and severally acknowledged that they executed the same freely and for the intents and purposes therein mentioned.

[unreadable]
U.S. Commissioner,
Western District of Michigan.

APPOINTMENT OF RESIDENT AGENT

OF THE

HOLLAND MOTOR EXPRESS, INC.

P. O. Address: Holland, Michigan.

At a meeting of the Incorporators or Directors of the Holland Motor Express, Inc., duly called and held at the office of the company on the 26th day of May, 1933, the following resolution was adopted:

RESOLVED, That John Cooper be and is hereby appointed the agent for this Company in charge of the registered office located at 5th Street and Central Ave., in the City of Holland, State of Michigan.

HOLLAND MOTOR EXPRESS, INC.

By	/s/ John Cooper
John Cooper, President

/s/ Katherine Cooper
Katherine Cooper,
Secretary or Assistant Secretary

STATE OF MICHIGAN
ss.
COUNTY OF OTTAWA

On this 26th day of May, 1933, before me, a U.S. Commissioner, personally appeared John Cooper, President of the Holland Motor Express, Inc., known to me to be the person named in, and who executed the foregoing instrument, and acknowledged that he executed the same freely and for the intents and purposes therein mentioned.

[unreadable]
U.S. Commissioner,
Western District of Michigan.

CERTIFICATE OF INCREASE OF CAPITAL STOCK

OF THE

HOLLAND MOTOR EXPRESS, INC.

REGISTERED OFFICE: 1 West Fifth Street, Holland, Michigan

We, the undersigned, being the President or Vice-President and Assistant Secretary of HOLLAND MOTOR EXPRESS, INC., a corporation existing under the provisions of Act 327, Public Acts of 1931, as amended, do hereby certify, in accordance with the requirements of the said Act:

That at a meeting of the stockholders of the said corporation held on the 22nd day of August, 1951, it was resolved, by a majority vote of the capital stock of said corporation, that the authorized capital stock be increased from $20,000.00 dollars represented by 2,000 shares of par value of $10.00 dollars each, and/or                      shares of no par value stock, to $80,000.00 dollars, represented by 8,000 shares of par value of $10.00 dollars each and/or              shares of no par value stock, and that the Articles of Incorporation relating to capital stock be and the same are amended to read as follows:

	{Preferred 6,000 shares	Par Value $10.00	}
(1)	{		} per share
	{Common 2,000 shares	Par Value $10.00	}

and/or

		[Book Value $	}
		{	} per share
	{Preferred }	{Price Fixed for Sale $	}
Shares of (2)	{ } no par value
{Common }
		[Book Value $	}
		{	} per share
		{Price Fixed for Sale $	}

(3) (If the shares are to be divided into classes or kinds the designation of the different classes, the number and par value, if any, of the shares of each class, a statement of the relative rights, voting powers, preferences and restrictions of each class, and if the shares of any class are to be issued in series, description of the several series and a statement of the relative rights, provisions and restrictions of each series.)

Indicate here: The preferred stock; 1 is entitled to a preference of five per cent non-cumulative, in dividends declared in any fiscal years before any dividends are paid upon the common stock of this company. 2 is subject to redemption at the option of the company at any time after 5 years from the 1st day of September 1951 upon payment of ten dollars and fifty cents per share and accumulated dividends. 3 is not entitled to vote at stockholders’ meetings of the company, nor to participate in profits beyond its fixed, preferential annual dividend of five per cent.

IN WITNESS WHEREOF, we hereunto sign our names this 22nd day of August, 1951.

HOLLAND MOTOR EXPRESS, INC.

/s/ John Cooper
President or Vice-President

/s/ Harry [unreadable]
Assistant Secretary

STATE OF MICHIGAN	}
} ss.
COUNTY OF OTTAWA	}

On this 22nd day of August, 1951, before me a Notary Public in and for said County, personally appeared John Cooper of the HOLLAND MOTOR EXPRESS, INC., known to me to be the person named in, and who executed the foregoing instrument, and acknowledged that he executed the same freely and for the intents and purposes therein mentioned.

[unreadable]
(Signature of Notary)

Notary Public for Ottawa County,
State of Michigan.

My Commission expires: 5/14/1955
(Notarial seal required if acknowledgment taken out of State

CERTIFICATE GIVING ACQUIRED ISSUED SHARES

STATUS OF

AUTHORIZED AND UNISSUED SHARES

Holland Motor Express, Inc., a Michigan corporation, whose registered office is located at 1 W. 5th Street, Holland, Ottawa County, Michigan, certifies pursuant to the provisions of Section 43b of Act No. 327 of the Public Acts of 1931, as amended, by resolution of the board of directors of said corporation on the 10th day of February, 1958, it was resolved that 869 Common shares and 3,390 Preferred shares are hereby given the status of authorized and unissued shares.

Signed on February 10, 1958.

HOLLAND MOTOR EXPRESS, INC.

(Corporate Seal if any)

	By	/s/ Charles Cooper
President

ATTEST:

/s/ Robert Cooper
(Secretary or Assistant Secretary)

STATE OF MICHIGAN	}
} ss.
COUNTY OF OTTAWA	}

On this 10th day of February, 1958, before me appeared Charles Cooper, of the Holland Motor Express, Inc., which executed the foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is the president of said corporation, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

/s/ J. M. Van Alsburg
[Signature of Notary]

(Notarial seal required if acknowledgment taken out of state)

CERTIFIED RESOLUTION OF CHANGE OF RESIDENT AGENT

I, Robert Cooper, Secretary, of Holland Motor Express, Inc., do hereby certify that the following is a true and correct copy of the resolution adopted by the board of directors of said corporation at a meeting called and held on the 21st day of January, 1960.

“Resolved that Charles Cooper is appointed the resident agent of this corporation in charge of its registered office located at 1 West Fifth Street, Holland, Ottawa County, Michigan, and that all prior appointments of other resident agents for such purpose are hereby revoked.”

Signed on January 21, 1960.

/s/ Robert Cooper
Robert Cooper
Secretary

CERTIFICATE OF EXTENSION OF CORPORATE TERM

Holland Motor Express, Inc., a Michigan corporation, whose registered office is located at 1 West 5th Street, Holland, Ottawa County, Michigan, certifies pursuant to the provisions of Section 60 of Act 327, Public Acts of 1931, as amended, that at a meeting of the shareholders of the said corporation called for the purpose of extending its corporate term and held on the 18th day of January, 1962, it was resolved, by the vote of at least 2/3 of the capital stock that the corporate existence is to be extended for a further term of 30 years from July 28, 1963.

HOLLAND MOTOR EXPRESS INC.

(Corporate Seal if any)

	By	/s/ Charles Cooper
(President)

/s/ Robert Cooper
(Secretary)

Signed on May 16, 1962

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

The undersigned corporation, in accordance with the provisions of Section 242 of Act 284, Public Acts of 1972, does here certify as follows:

1. The name of the corporation if Holland Motor Express, Inc.

2. The address of its former registered office is: (See instructions on reverse side) 1 West 5th Street, Holland, Michigan 49423.

The mailing address of its former registered office is: (Need not be completed unless different from the above address).

, Michigan

                (No. and Street or P.O. Box)                         (Town or City)                                                                      (Zip Code)

3. (The following is to be completed if the address of the registered office is changed.)

The address of the registered office is changed to: 750 East 40th Street, Holland, Michigan 49423.

The mailing address of the registered officer is changed to: (Need not be completed unless different from the above address).

, Michigan

                (No. and Street or P.O. Box)                         (Town or City)                                                                      (Zip Code)

4. The name of the resident agent is Charles Cooper.

5. (The following is to be completed if the resident agent is changed.)

The name of the successor resident agent is                                         .

6. The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical.

7. The changes designated above were authorized by resolution duly adopted by its board of directors.

Signed this 20th day of April, 1973.

HOLLAND MOTOR EXPRESS, INC.

By	/s/ Charles Cooper
(Signature of President, Vice-President,
Chairman or Vice-Chairman

Charles Cooper President
(Type or Print Name and Title)

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF

RESIDENT AGENT

For use by Domestic and Foreign Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The name of the corporation is: HOLLAND MOTOR EXPRESS, INC.

2.	The corporation identification number (CID) assigned by the Bureau is: 040-926.

3.	a. The address of the registered office as currently on file with the Bureau is:

750 E. 40TH St., Holland, Michigan 49423

b. The mailing address of the registered office if different than above is:

________________________________________________________________________, Michigan ________

(P.O. Box)                                                                                                                    (City)                       (Zip Code)

c. The name of the resident agent as currently on file with the Bureau is: Charles Cooper.

4.	(Complete if the address of the registered office is changed) The address of the registered office is changed to:

222 West Genessee St., Lansing, Michigan 48933.

The mailing address of the registered office if different than above is:

________________________________________________________________________, Michigan ________

(P.O. Box)                                                                                                                    (City)                       (Zip Code)

5.	(Complete if the resident agent is changed) The name of the successor resident agent is:

UNITED STATES CORPORATION COMPANY

6.	The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical.

7.	The above changes were authorized by resolution duly adopted by its board of directors or trustees.

Signed this 21st day of May, 1984

By	/s/ Lawrence Den Uyl
(Signature)

Lawrence Den Uyl, Secretary
(Type or Print Name and Title)

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF

RESIDENT AGENT

For use by Domestic and Foreign Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The name of the Corporation is: HOLLAND MOTOR EXPRESS, INC.

2.	The corporation identification number (CID) assigned by the Bureau is: 040-926

3.	a. The address of the registered office as currently on file with the Bureau is:

222 West Genesee Street, Lansing, Michigan 48933.

b. The mailing address of the registered office if different than above is:

_____________________________________________________________________________________________________

c. The name of the resident agent as currently on file with the Bureau is: UNITED STATES CORPORATION COMPANY

4.	(Complete if the address of the registered office is changed)

The address of the registered office is changed to:

c/o The Prentice-Hall Corporation System, Inc. Michigan National Tower, Lansing, Michigan 48933

The mailing address of the registered office if different than above is:

_____________________________________________________________________________________________________

5.	(Complete if the resident agent is changed)

The name of the successor resident agent is:

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

6. The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical.

7. The above changes were authorized by resolution duly adopted by its board of directors or trustees.

Signed this 16th day of December, 1985

By:	/s/ Lawrence Den Uyl
Lawrence Den Uyl, Secretary/Treasurer

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For Use by Domestic Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The name of the corporation is: Holland Motor Express, Inc.

2.	The corporation identification number (CID) assigned by the Bureau is: 040-926

3.	The location of its registered office is:

Michigan National Tower, Lansing, Michigan 48933

4.	Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the Corporation is TNT Holland Motor Express, Inc.

5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 17th day of February, 1987 in accordance with the provisions of the Act

This Amendment (Complete and execute a or b below, but not both.)

a. ☐ Was duly adopted by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this      day of                             , 19    .

__________________________________________            __________________________________________

(Signatures of all incorporators; type or print name under each signature)

b. (Check one of the following)

☐ was duly adopted by the shareholders or members, or by the directors if it is a nonprofit corporation organized on a nonstock directorship basis, in accordance with Section 611(2) of the Act. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒ was duly adopted by written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act.

Signed this 11th day of March, 1987

By	/s/ Michael J. Gorno
Michael J. Gorno, President

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF

RESIDENT AGENT

FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162 Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The name of the corporation is: TNT Holland Motor Express, Inc.

2.	The corporation identification number (CID) assigned by the Bureau is: 040-926

a.	The address of the registered office as currently on file with the Bureau is:

Michigan National Tower, Lansing, Michigan 48933

b.	The mailing address of the above registered office, if different, is: N/A

c.	the name of the resident agent as currently on file with the Bureau is: The Prentice-Hall corporation system, Inc.

COMPLETE THE APPROPRIATE ITEMS

FOR ANY INFORMATION THAT HAS CHANGED.

4.	The address of the registered office is changed to:

501 S. Capitol Avenue, Lansing, Michigan 48933

The mailing address of the above registered office, if different, is: N/A

5.	The name of the successor resident agent is: N/A

6.	The corporation further states that the address of its registered office and the address of its resident agent, as changed, are identical.

7.	a.	The above changes were authorized by resolution duly adopted by its board of directors or trustees, except when this form is being filed by the resident agent of a profit corporation to change the address of the registered office.

	b.	A copy of this statement has been mailed to the corporation.

Signed this 15th day of December, 1989

By	/s/ Barbara Sheldon
VP, Prentice Hall Corp. System

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

FOR USE BY DOMESTIC CORPORATIONS

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: TNT Holland Motor Express, Inc.

2.	The corporation identification number (CID) assigned by the Bureau is: 040-926

3.	The location of its registered office is 501 South Capital Avenue, Lansing, Michigan 48933

4.	Article VII of the Articles of Incorporation is hereby amended to read as follows:

The term of existence of this Corporation shall be perpetual.

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a.	The foregoing amendment to the Articles of incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the first meeting of the board of directors or trustees.

Signed this      day of                     , 19    .

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

b.	☒ The foregoing amendment to the Articles of Incorporation was duly adopted on the 23rd day of May, 1991. The Amendment: (check one of the following)

☐ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐ was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act if a nonprofit corporation, and Section 407 (1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act if a non-profit corporation, and Section 407 (2) of the Act if a profit corporation.

Signed this 24th day of May 1991.

By	/s/ SJ Wonch
Stephen J. Wonch, VP Finance

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF

RESIDENT AGENT

FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED

LIABILITY COMPANIES

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation, or limited liability company executes the following Certificate.

1.	The name of the corporation or limited liability company is:

TNT HOLLAND MOTOR EXPRESS, INC.

2.	The identification number assigned by the Bureau is: 040-926

3.	a.	The name of the resident agent on file with the Bureau is:

Prentice-Hall Corporation System

	b.	The location of its registered office is:

501 S. Capitol Ave., Lansing Michigan 48933

	c.	The mailing address of the above registered office on file with the Bureaus is:

501 S. Capitol Ave., Lansing, Michigan 48933

ENTER IN ITEM 4 THE INFORMATION AS IT

SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.	a.	The name of the resident agent is: THE CORPORATION COMPANY

	b.	The address of the registered office is:

30600 Telegraph Road, Bingham Farms, Michigan 48025

	c.	The mailing address of the registered office IF DIFFERENT THAN 4B IS:

____________________________________________, Michigan___________________________________

5.	The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: Its board of directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Date Signed: 5/1/94	Signed by:	/s/ SJ Wonch
Stephen J. Wonch, Vice President

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

FOR USE BY DOMESTIC PROFIT CORPORATIONS

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: TNT Holland Motor Express, Inc.

2.	The identification number assigned by the Bureau is: 040-926

3.	The location of its registered office is:

30600 Telegraph Rd., Suite 3275	Bingham Farms	, Michigan	48025
(Street Address)	(City)		(ZIP Code)

4.	Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is USF Holland Inc.

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH:

a.	☐ The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this      day of                          , 19    .

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

b. ☒	The foregoing amendment to the Articles of Incorporation was duly adopted on the 12th day of February, 1996. The amendment: (check one of the following)

☐ was duly appointed in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐ was duly adopted by the written consent of shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, and Section 407(2) of the Act if a profit corporation.

Signed this 11th day of February, 1996.

By	/s/ M. J. Gorno
(Only signature of President, Vice-President and Chairperson, Vice-Chairperson)

M. J. Gorno	Preisdent & CEO
(Type or Print Name)	(Type or Print Title)